CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333- 260016 on Form S-8 of our report dated March 8, 2022, relating to the consolidated financial statements of Olaplex Holdings, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Los Angeles, California
March 8, 2022